Exhibit 99.1

Inrad Optics Receives SBIR Phase II for Stilbene Production for Fast Neutron Detection

NORTHVALE, NJ, October 4, 2012 - Inrad Optics (OTCQB: INRD), a leading US-based manufacturer of crystalline materials, optical components and photonic devices, announced today that it has been awarded a Phase II contract for approximately $1M by the Domestic Nuclear Detection Office (DNDO) of the US Department of Homeland Security to support development of organic crystals for neutron detection. The detection of neutrons is a critical capability for the detection of special nuclear materials in homeland security applications, as well as applications in research and radiation protection. The overall objective of the Phase II effort is to demonstrate a method for industrial production of stilbene neutron detectors.

The Phase II contract is a continuation of work begun under a Phase I award in 2011, and is part of an on-going collaborative effort with Lawrence Livermore National Laboratory. The collaboration has recently demonstrated that solution crystal growth is a highly promising route towards large-scale production of organic scintillators. Inrad Optics has leveraged its long and successful history producing other solution grown crystals for laser applications and UV filters in this new development effort.

Inrad Optics CEO Amy Eskilson commented on the Phase II award, stating “Inrad Optics is continuing to push forward its development of organic scintillator crystals, and we are making significant progress on an almost daily basis. We appreciate the support and guidance of both LLNL and the DNDO, and are committed to providing the agency both high quality research results and a market ready product.”

About Inrad Optics
Inrad Optics is a manufacturer of exceptional quality crystalline materials and devices, fabricated high precision glass, and metal optical components. Originally founded as Inrad, Inc., the organization matured via organic and acquired growth as Photonic Products Group, Inc., and in January 2012 announced its name change to Inrad Optics. Vertically integrated, manufacturing expertise includes solution and high temperature crystal growth, extensive optical fabrication capabilities, including precision diamond turning and the handling of large substrates, optical coatings and extensive in-process metrology. Inrad Optics’ customers include leading corporations in defense, aerospace, process control and metrology, medical and industrial laser sectors of the photonics industry, as well as government, national laboratory and university customers worldwide

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